                                                                     EXHIBIT 3.4





                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                        GEOTEL COMMUNICATIONS CORPORATION

                            (A Delaware Corporation)

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                        GEOTEL COMMUNICATIONS CORPORATION

                            (A Delaware Corporation)


Article 1. Certificate of Incorporation                                        1

        Section 1.1  Contents                                                  1
        Section 1.2  Certificate in Effect                                     1

Article 2. Meetings of Stockholders                                            1

        Section 2.1  Place                                                     1
        Section 2.2  Annual Meeting                                            1
        Section 2.3  Notice of Stockholder Business                            2
        Section 2.4  Special Meetings                                          3
        Section 2.5  Notice of Meetings                                        3
        Section 2.6  Affidavit of Notice                                       3
        Section 2.7  Quorum                                                    4
        Section 2.8  Voting Requirements                                       4
        Section 2.9  Proxies and Voting                                        4
        Section 2.10 Action Without Meeting                                    5
        Section 2.11 Stockholder List                                          6
        Section 2.12 Record Date                                               6

Article 3. Directors                                                           7

        Section 3.1  Number; Election and Term of Office                       7
        Section 3.2  Duties                                                    9
        Section 3.3  Compensation                                              9
        Section 3.4  Reliance on Books                                         9

Article 4. Meetings of the Board of Directors                                 9

        Section 4.1  Place                                                     9
        Section 4.2  Annual Meeting                                           10
        Section 4.3  Regular Meetings                                         10
        Section 4.4  Special Meetings                                         10
        Section 4.5  Quorum                                                   10
        Section 4.6  Action Without Meeting                                   10

        Section 4.7  Telephone Meetings                                       11

Article 5.  Committees of Directors                                           11

        Section 5.1  Designation                                              11
        Section 5.2  Records of Meetings                                      12

Article 6.  Notices                                                           12

        Section 6.1  Method of Giving Notice                                  12
        Section 6.2  Waiver                                                   13

Article 7.  Officers                                                          13

        Section 7.1  In General                                               13
        Section 7.2  Election of President,
                     Secretary and Treasurer                                  13
        Section 7.3  Election of Other Officers                               13
        Section 7.4  Salaries                                                 14
        Section 7.5  Term of Office                                           14
        Section 7.6  Duties of President and Chairman
                     of the Board                                             14
        Section 7.7  Duties of Vice President                                 15
        Section 7.8  Duties of Secretary                                      15
        Section 7.9  Duties of Assistant Secretary                            16
        Section 7.10 Duties of Treasurer                                      16
        Section 7.11 Duties of Assistant Treasurer                            17

Article 8.  Resignations, Removals and Vacancies                              17

        Section 8.1  Directors                                                17
        Section 8.2  Officers                                                 18

Article 9.  Certificate of Stock                                              19

        Section 9.1  Issuance of Stock                                        19
        Section 9.2  Right to Certificate; Form                               19
        Section 9.3  Facsimile Signature                                      19
        Section 9.4  Lost Certificates                                        20
        Section 9.5  Transfer of Stock                                        20
        Section 9.6  Registered Stockholders                                  20

Article 10.  Indemnification                                                  21

        Section 10.1 Third Party Actions                                      21

        Section 10.2 Derivative Actions                                       21
        Section 10.3 Expenses                                                 22
        Section 10.4 Authorization                                            22
        Section 10.5 Advance Payment of Expenses                              23
        Section 10.6 Non-Exclusiveness                                        23
        Section 10.7 Insurance                                                23
        Section 10.8 Constituent Corporations                                 24
        Section 10.9 Additional Indemnification                               24

Article 11.  Execution of Papers                                              24

Article 12.  Fiscal Year                                                      25

Article 13.  Seal                                                             25

Article 14.  Offices                                                          25

Article 15.  Amendments                                                       25

                        GEOTEL COMMUNICATIONS CORPORATION

                          AMENDED AND RESTATED BY-LAWS

                                    ARTICLE 1

                          CERTIFICATE OF INCORPORATION

        Section 1.1 Contents. The name, location of principal office and purposes of the Corporation shall be as set forth in its Certificate of Incorporation. These By-Laws, the powers of the Corporation and of its Directors and stockholders, and all matters concerning the conduct and regulation of the business of the Corporation shall be subject to such provisions in regard thereto, if any, as are set forth in said Certificate of Incorporation. The Certificate of Incorporation is hereby made a part of these By-Laws.

        Section 1.2 Certificate in Effect. All references in these By-Laws to the Certificate of Incorporation shall be construed to mean the Certificate of Incorporation of the Corporation as from time to time amended, including (unless the context shall otherwise require) all certificates and any agreement of consolidation or merger filed pursuant to the Delaware General Corporation Law, as amended.


                                    ARTICLE 2

                            MEETINGS OF STOCKHOLDERS

        Section 2.1 Place. All meetings of the stockholders may be held at such place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors, the Chairman of the Board of Directors or the President and stated in the notice of the meeting or in any duly executed waiver of notice thereof.

        Section 2.2 Annual Meeting. Annual meetings of stockholders, shall be held on such date and time as shall be designated from time to time by the Board of Directors, the Chairman of the Board of Directors or the President and stated in the notice of the meeting. If no annual meeting is held in accordance with the foregoing provisions, a special meeting of the stockholders in lieu of the annual meeting may be held, and any business transacted or elections held at such special meeting shall have the same effect as if transacted or held at the annual meeting, and in such case all references in these By-Laws, except in this
Section 2.2, to the annual meeting of the stockholders shall be deemed to refer to such special meeting.

        Section 2.3 Notice of Stockholder Business. To be properly brought before the meeting, business must be of a nature that is appropriate for consideration at an Annual Meeting and must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, or (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before the Annual Meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, each such notice must be given either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (1) with respect to a matter to be brought before an Annual Meeting of Stockholders or a Special Meeting in Lieu of an Annual Meeting, sixty (60) days prior to the first anniversary date of the initial notice referred to in clause (i) above to the previous year's Annual Meeting of Stockholders or Special Meeting in Lieu of an Annual Meeting, as the case may be, and (2) with respect to a matter to be brought before a Special Meeting of the Stockholders not in lieu of an Annual Meeting, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. The notice shall set forth (i) information concerning the stockholder, including his or her name and address, (ii) a representation that the stockholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present the matter specified in the notice, and (iii) such other information as would be required to be included in a proxy statement soliciting proxies for the presentation of such matter to the meeting.

        Notwithstanding anything in these By-Laws to the contrary, no business shall be transacted at the Annual Meeting except in accordance with the procedures set forth in this section; provided, however, that nothing in this section shall be deemed to preclude discussion by any stockholder of any business properly brought before the Annual Meeting in accordance with these By-Laws.

        Section 2.4 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President, the Chairman of the Board, or by the Board of Directors.

        Section 2.5 Notice of Meetings. A written notice of all meetings of stockholders stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the special meeting is called, shall be given to each stockholder entitled to vote at such meeting. Except as otherwise provided by law, such notice shall be given not less than ten nor more than sixty days before the date of the meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

        Section 2.6 Affidavit of Notice. An affidavit of the Secretary or an Assistant Secretary or the transfer agent of the Corporation that notice of a stockholders meeting has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

        Section 2.7 Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented by proxy at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, except as hereinafter provided, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

        Section 2.8 Voting Requirements. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of any applicable statute or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

        Section 2.9 Proxies and Voting. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held, and persons whose stock is pledged shall be entitled to vote the pledged shares, unless in the transfer by the pledgor on the books of the Corporation he shall have expressly empowered the pledgee to vote said shares, in which case only the pledgee, or his proxy, may represent and vote such shares. Shares of the capital stock of the Corporation owned by the Corporation shall not be voted, directly or indirectly.

        Section 2.10 Action Without Meeting. Unless otherwise provided in the Certificate of Incorporation, until the closing of an underwritten public offering of the Corporation's Common Stock (a "Public Offering") any action referred or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Effective upon the closing of a Public Offering, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without vote, only if all stockholders entitled to vote on the matter consent to the action in writing and written consents are filed with the records of the meetings of the stockholders. Such consents shall be treated for all purposes as a vote at a meeting.

        Section 2.11 Stockholder List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The original or duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list, the stock ledger or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

        Section 2.12 Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

        If no record date is fixed by the Board of Directors:

                (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

                (b) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed.

                (c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.


                                    ARTICLE 3

                                    DIRECTORS

        Section 3.1 Number; Election and Term of Office. There shall be a Board of Directors of the Corporation consisting of not less than one member, the number of members to be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by the Board of Directors. The number of Directors may be decreased at any time and from time to time by a majority of the Directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more Directors.

The Directors of the Corporation shall be divided into three classes: Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the whole number of the Board of Directors. If the Board of Directors is not evenly divisible by three, the Board of Directors shall determine the number of Directors to be elected to each class. Each Director shall serve for a term ending on the date of the third Annual Meeting of Stockholders following the Annual Meeting of Stockholders at which such Director was elected; provided, however, that each initial Director in Class I shall serve for a term ending on the date of the Annual Meeting of Stockholders to be held in 1997; each initial Director in Class II shall serve for a term ending on the date of the Annual Meeting of Stockholders to be held in 1998; and each initial Director in Class III shall serve for a term ending on the date of the Annual Meeting of Stockholders to be held in 1999. At each annual election held commencing with the annual election in 1997, the Directors elected to succeed those whose terms expire shall be identified as being of the same class as the Directors they succeed and shall be elected to hold office for a term to expire at the third Annual Meeting of the Stockholders after their election, and until their respective successors are duly elected and qualified. If the number of Directors changes, any increase or decrease in Directors shall be apportioned among the classes so as to maintain all classes as equal in number as possible, and any additional Director elected to any class shall hold office for a term which shall coincide with the terms of the other Directors in such class and until his successor is duly elected and qualified. Notwithstanding any provisions to the contrary contained herein, each Director shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal.

Nominations for the election of Directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote generally in the election of Directors. However, any stockholder entitled to vote generally in the election of Directors may nominate one or more persons for election as Directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Clerk of the Corporation not later than (1) with respect to an election to be held at an annual meeting of stockholders or special meeting in lieu of an annual meeting, sixty (60) days prior to the date for the annual meeting set forth in the By-Laws and (2) with respect to an election to be held at a special meeting of stockholders not in lieu of an annual meeting, the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to stockholders. Each such notice to the Secretary shall set forth (i) the name and address of the stockholder and each of his or her nominees; (ii) a representation that the stockholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each such nominee;
(iv) such other information as would be required to be included in a proxy statement soliciting proxies or the election of the nominees of such stockholder; and (v) the consent of each nominee to serve as a Director of the Corporation if so elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a Director of the Corporation. The presiding officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if such officer should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

        No Director need be a stockholder. Any election of Directors by the stockholders shall be by ballot if so requested by any stockholder entitled to vote thereon.

         Section 3.2 Duties. The business of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

        Section 3.3 Compensation. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, the Board of Directors shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Directors. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

        Section 3.4 Reliance on Books. A member of the Board of Directors or a member of any committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any committee, or in relying in good faith upon other records of the Corporation.

                                    ARTICLE 4

                       MEETINGS OF THE BOARD OF DIRECTORS

        Section 4.1 Place. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

        Section 4.2 Annual Meeting. The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of stockholders or any special meeting held in lieu thereof, and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting.

        Section 4.3 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

        Section 4.4 Special Meetings. Special meetings of the Board may be called by the President on two days' notice to each Director either personally or by mail, telegram, telecopier or telephone, personally speaking to the Director; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two Directors unless the Board consists of only one Director, in which case special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of the sole Director.

        Section 4.5 Quorum. At all meetings of the Board a majority of the Directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of

Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

        Section 4.6 Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

        Section 4.7 Telephone Meetings. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.


                                    ARTICLE 5

                             COMMITTEES OF DIRECTORS

        Section 5.1  Designation.

                (a) The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

                (b) In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

                (c) Any such committee, to the extent provided in the resolution of the Board of Directors designating the committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

        Section 5.2 Records of Meetings. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                                    ARTICLE 6

                                     NOTICES

        Section 6.1 Method of Giving Notice. Whenever, under any provision of the law or of the Certificate of Incorporation or of these By-Laws, notice is required to be given to any Director or stockholder, such notice shall be given in writing by the Secretary or the person or persons calling the meeting by leaving such notice with such Director or stockholder at his residence or usual place of business or by mailing it addressed to such Director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to Directors may also be given by telegram, telecopier or telephone, personally speaking to the Director;

        Section 6.2 Waiver. Whenever any notice is required to be given under any provision of law or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.


                                    ARTICLE 7

                                    OFFICERS

        Section 7.1 In General. The officers of the Corporation shall be chosen by the Board of Directors and shall include a President or a Chief Executive Officer, or both, a Secretary and a Treasurer. The Board of Directors may also choose a Chairman of the Board, one or more Vice-Presidents, Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-Laws otherwise provide.

        Section 7.2 Election of President, Secretary and Treasurer. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a President or a Chief Executive Officer, or both, a Secretary and a Treasurer.

        Section 7.3 Election of Other Officers. The Board of Directors may appoint such other officers and agents as it shall deem appropriate who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

        Section 7.4 Salaries. The salaries of all officers and agents of the Corporation may be fixed by the Board of Directors.

        Section 7.5 Term of Office. The officers of the Corporation shall hold office until their successors are chosen and qualify or until their earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time in the manner specified in Section 8.2.

        Section 7.6 Duties of President and Chairman of the Board. Unless the Board of Directors has appointed a Chief Executive Officer, the President shall be the Chief Executive Officer of the Corporation, shall preside at all meetings of the stockholders and, if he is a Director, at all meetings of the Board of Directors if there shall be no Chairman of the Board or in the absence of the Chairman of the Board, shall have, subject to the direction of the Board of Directors, general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. If the Board of Directors appoints a Chief Executive Officer, the Chief Executive Officer shall perform the duties and shall have the powers of the President set forth in the preceding sentence and the President, if any, shall perform such duties and shall have such powers as the Board of Directors may from time to time prescribe. In the event that the office of the President is vacant, the Chief Executive Officer shall assume the duties of the President as required by law and by these By-Laws. The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The Chairman of the Board, if any, shall make his counsel available to the other officers of the Corporation, shall be authorized to sign stock certificates on behalf of the Corporation, shall preside at all meetings of the Directors at which he is present, and, in the absence of the President at all meetings of the stockholders, and shall have such other duties and powers as may from time to time be conferred upon him by the Directors.

        Section 7.7 Duties of Vice President. In the absence of the President or the Chief Executive Officer or in the event of his inability or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated by the Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President or the Chief Executive Officer not otherwise conferred upon the Chairman of the Board, if any, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President and the Chief Executive Officer. The Vice-Presidents shall perform such other duties and have such other powers as the Board of

Directors may from time to time prescribe.

        Section 7.8 Duties of Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, except as otherwise provided in these By-Laws, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall have charge of the stock ledger (which may, however, be kept by any transfer agent or agents of the Corporation under his direction) and of the corporate seal of the Corporation.

        Section 7.9 Duties of Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

        Section 7.10 Duties of Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all of his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of this office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

        Section 7.11 Duties of Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.


                                    ARTICLE 8

                      RESIGNATIONS, REMOVALS AND VACANCIES

        Section 8.1  Directors.

                (a) Resignations. Any Director may resign at any time by giving written notice to the Board of Directors or the President or the Secretary. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                (b) Removals. Subject to any provisions of the Certificate of Incorporation, the holders of stock entitled to vote for the election of Directors may, at any meeting called for the purpose, by vote of a majority of the shares of such stock outstanding, remove any Director or the entire Board of Directors, provided, however, that stockholders may effect such removal only for cause. This Section 8.1(b) may not be altered, amended or repealed except by the holders of at least eighty percent (80%) of the shares of stock issued and outstanding and entitled to vote for the election of the Directors.

                (c) Vacancies. Vacancies occurring in the office of Director and newly created Directorships resulting from any increase in the authorized number of Directors shall be filled by a majority of the Directors then in office, though less than a quorum, unless previously filled by the stockholders entitled to vote for the election of Directors, and the Directors so chosen shall hold office subject to the By-Laws until the next annual meeting of Stockholders at which the term of office of the class to which they have been elected expires and until their successors are duly elected and qualified or until their earlier resignation or removal. If there are no Directors in office, then an election of Directors may be held in the manner provided by statute.

        Section 8.2 Officers. Any officer may resign at any time by giving written notice to the Board of Directors or the President or the Secretary. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The Board of Directors may, at any meeting called for the purpose, by vote of a majority of their entire number, remove from office any officer of the Corporation or any member of a committee, with or without cause.

Any vacancy occurring in the office of Secretary or Treasurer shall be filled by the Board of Directors and the officers so chosen shall hold office subject to the By-Laws for the unexpired term in respect of which the vacancy occurred and until their successors shall be elected and qualify or until their earlier resignation or removal.

                                    ARTICLE 9

                              CERTIFICATE OF STOCK

        Section 9.1 Issuance of Stock. The Directors may, at any time and from time to time, if all of the shares of capital stock which the Corporation is authorized by its Certificate of Incorporation to issue have not been issued, subscribed for, or otherwise committed to be issued, issue or take subscriptions for additional shares of its capital stock up to the amount authorized in its Certificate of Incorporation. Such stock shall be issued and the consideration paid therefor in the manner prescribed by law.

        Section 9.2 Right to Certificate; Form. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board, the President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation; provided that the Directors may provide by one or more resolutions that some or all of any or all classes or series of the Corporation's stock shall be uncertified shares. Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

        Section 9.3 Facsimile Signature. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

        Section 9.4 Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

        Section 9.5 Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

        Section 9.6 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE 10

                                 INDEMNIFICATION

        Section 10.1 Third Party Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (each an "Indemnitee"), against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

        Section 10.2 Derivative Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit.

        Section 10.3 Expenses. To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 10.1 and 10.2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

        Section 10.4  Authorization and Request for Indemnification.

                (a) Any indemnification requested by the Indemnitee under
Section 10.1 hereof shall be made no later than ten (10) days after receipt of the written request of the Indemnitee, unless it shall have been adjudicated by a court of final determination that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

                (b) Any indemnification requested by the Indemnitee under
Section 10.2 hereof shall be made no later than ten (10) days after receipt of the written request of the Indemnitee, unless it shall have been adjudicated by a court of final determination that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, the Indemnitee shall have been finally adjudged to be liable to the Company by a court of competent jurisdiction due to willful misconduct of a culpable nature in the performance of the Indemnitee's duty to the Corporation unless and only to the extent that any court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

        Section 10.5 Advance Payment of Expenses. Subject to Section 10.4 above, the Corporation shall advance all expenses incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of any proceeding to which the Indemnitee is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was an agent of the Corporation. The Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation. The advances to be made hereunder shall be paid by the Corporation to or on behalf of the Indemnitee within 30 days following delivery of a written request therefor by the Indemnitee to the Corporation. Section 10.6 Non-Exclusiveness. The indemnification provided by this Article 10 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        Section 10.7 Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article 10.

        Section 10.8 Constituent Corporations. The Corporation shall have power to indemnify any person who is or was a director, officer, employee or agent of a constituent corporation absorbed in a consolidation or merger with this Corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in the same manner as hereinabove provided for any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.


                                   ARTICLE 11

                               EXECUTION OF PAPERS

        Except as otherwise provided in these By-Laws or as the Board of Directors may generally or in particular cases otherwise determine, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other instruments authorized to be executed on behalf of the Corporation shall be executed by the President or the Treasurer.


                                   ARTICLE 12

                                   FISCAL YEAR

        The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.


                                   ARTICLE 13

                                      SEAL

        The Corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the word "Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                   ARTICLE 14

                                     OFFICES

        In addition to its principal office, the Corporation may have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE 15

                                   AMENDMENTS

        Except as otherwise provided herein, these By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors, or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new By-Laws is contained in the notice of such special meeting, or by the written consent of a majority in interest of the outstanding voting stock of the Corporation or by the unanimous written consent of the Directors. If the power to adopt, amend or repeal by-laws is conferred upon the Board of Directors by the Certificate of Incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal by-laws.

        Notwithstanding anything contained in the preceding paragraph of this
Article 15 to the contrary, either (i) the affirmative vote of the holders of at least eighty percent (80%) of the votes entitled to be cast by the holders of all shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, or (ii) the affirmative vote of the majority of the entire Board of Directors shall be required to alter, amend or repeal or adopt any provision inconsistent with Article 2, Article 3, Section 3.1, Article 8, Section 8.1(b),
Article 10 and this paragraph of this Article 15.


                                     - 28 -